EXHIBIT 10.1

SUPPORT CONTINUITY AGREEMENT

This Support Continuity Agreement (the “Agreement”) is between Alexander Adegan (“Executive”) and U.S. Auto Parts Network, Inc., its foreign and domestic subsidiaries (whether or not wholly-owned), parent corporations, brother-sister corporations, benefit plans and plan administrators, affiliated entities, joint ventures, successors and/or assigns (collectively referred to as “Company”).

RECITALS

A.  Executive has resigned as the Company’s Chief Information Officer as of April 3, 2008, which resignation is attached hereto as Exhibit A.  Executive’s employment with the Company shall terminate effective April 18, 2008 (“Termination Date”).  Executive and the Company (each individually, a “Party” or collectively, the “Parties”) mutually desire to end their existing relationship as amicably as possible and eliminate any future disputes.

B.  The Company has elected to offer Executive compensation and benefits to which he may not otherwise be entitled.  The Company expressly disclaims any wrongdoing or any liability to Executive.  This Agreement and compliance with it shall not be construed as an admission by the Company of any liability or violation to the rights of the Executive or any other person or as a violation of any order, law, statute duty or contract whatsoever as to Executive or any person.

C.  Executive holds the following options to purchase an aggregate of 336,000 shares of the Company’s Common Stock (collectively the “Options”):  (i) options to purchase up to 186,000 shares granted under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), of which 85,250 shares have vested as of the Termination Date; and (ii) options to purchase up to 150,000 shares under the Company’s 2007 Omnibus Incentive Plan (the “2007 Plan”), 37,500 shares of which have vested as of the Termination Date.

AGREEMENTS

Based upon the foregoing, and in consideration of the mutual promises contained in this Agreement, Executive and the Company (for its benefit and the benefit of the other Company Parties as defined below) agree, effective upon the date of execution by Executive, as follows:

1.  Acknowledgment.

(a)  Salary; Accrued Vacation.  On the Termination Date, the Company will provide a payment to Executive for his salary through the Termination Date and all accrued vacation, less all applicable state and federal withholdings and any other lawful deductions (the “Withholdings”).  Executive is entitled to said payments regardless of whether he signs this Agreement.

(b)  Other than the accrued vacation and salary set forth in Paragraph 1(a) above, Executive acknowledges that he has been paid all regular salary, accrued vacation, expenses, commissions, distributions, bonuses and Company benefits due and owing as of the Termination Date, less any applicable Withholdings, and is not owed any monies allowed, including but not limited to those amounts required under the California Labor Code, as of the Termination Date which are not consideration for this Agreement.  Information regarding the transfer or distribution of Executive’s 401(k) Retirement Plan Account, while employed with the Company, will be or has been provided to Executive under a separate cover by the Principal Financial Group.

(c)  The date of cessation of Service as defined in the Options shall be the Termination Date, and Executive agrees that no further vesting of any of the Options will take place after the Termination Date pursuant to the terms of the Options, the 2006 Plan, the 2007 Plan or any other agreement.  Executive acknowledges and agrees that except as indicated above, Executive does not own any securities of the Company or any rights to acquire any securities of the Company.

2.  Consideration.  The Parties recognize that, apart from this Agreement, the Company is not obligated to provide Executive with any of the benefits set forth hereunder.  Provided that Executive has not revoked this Agreement by the date when the seven (7) day revocation period described in Paragraph 6 below has expired (“Effective Date”), the Company agrees to provide Executive the following additional consideration on the dates specified below:

(a)  COBRA. Upon Executive’s timely election of COBRA continuation coverage under the Company’s health plan and proof provided by Executive of his timely payment of monthly COBRA premiums, the Company will reimburse Executive for the amount of such premiums paid within five (5) business days after timely receipt by the Company of said proof of each payment from Executive.  Such premium reimbursements will be paid for coverage for 18 months following the Termination Date.  Executive agrees to notify the Company immediately if he becomes eligible for or covered by another group health plan.

(b)  Bonus.  The Company will pay Executive half of his target bonus for 2008, which the Parties acknowledge he would not otherwise be entitled to as a result of his termination of employment. Such bonus shall be based on the Company’s percentage bonus payout and be payable at the time the Company pays its 2008 management bonuses, which shall not be later than March 15, 2009.  Such bonus payment shall be less all applicable Withholdings.

(c)  Additional Payments.  Executive understands he has been paid all expenses and has received all reimbursements owed to him and that such sum is not consideration of this Agreement.

(d)  Consulting Agreement.  The Parties agree to enter into the Consulting Agreement attached hereto as Exhibit B.

3.  Taxes.  Notwithstanding the tax deductions set forth in Paragraph 2 above, Executive shall pay in full when due, and shall be solely responsible for, any and all federal, state or local income taxes or other taxes that are or may be assessed against him relating to the consideration provided under this Agreement, including all amounts paid pursuant to Paragraph 2, as well as all interest or penalties that may be owed in connection with such taxes.  Executive is not relying on any representations or conduct of the Company with respect to the adequacy of the Withholdings.

4.  Release.

(a)  Executive, on behalf of himself, his successors, heirs, and assigns, hereby forever relieves, releases, and discharges the Company as well as its past, present and future officers, directors, administrators, stockholders, employees, agents, attorneys, insurers, divisions, successors, subsidiaries, parents, assigns, representatives, brother/sister corporations, and all other affiliated or related corporations, all benefit plans sponsored by the Company, and entities, and each of their respective present and former agents, employees, representatives, insurers, partners, attorneys, associates, successors, and assigns, and any entity owned by or affiliated with any of the above (all of the foregoing are collectively referred to as the “Company Parties”), from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses  (including but not limited to attorneys’ fees), damages, actions, and causes of action, of whatever kind or nature, including but not limited to any statutory, civil, administrative, or common law claims, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed, arising out of any act or omission occurring before Executive’s execution of this Agreement, including but not limited to any claims based on, arising out of, or related to Executive’s employment with, or the ending of Executive’s employment with the Company, any claims arising from rights under federal, state, and local laws relating to the regulation of federal or state tax payments or accounting; federal, state or local laws that prohibit harassment or discrimination on the basis of race, national origin, religion, sex, gender, age, marital status, bankruptcy status, disability, perceived disability, ancestry, sexual orientation, family and medical leave, or any other form of harassment or discrimination or related cause of action (including but not limited to failure to maintain an environment free from harassment and retaliation, inappropriate comments or touching and/or “off-duty” conduct of other Company employees); statutory or common law claims of any kind, including but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended; The Employee Retirement Income Security Act of 1971, as amended, The Americans with Disability Act of 1990, as amended, the Workers Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended, the Age Discrimination in Employment Act (the “ADEA”), the Sarbanes-Oxley Act of 2002, the California Family Rights Act (Cal. Govt. Code § 12945.2 et seq.), the California Fair Employment and Housing Act (Cal. Govt. Code § 12900 et. seq.), statutory provision regarding retaliation/discrimination for filing a workers’ compensation claim under Cal. Labor Code § 132a, California Unruh Civil Rights Act, California Sexual Orientation Bias Law (Cal. Lab. Code § 1101 et. seq.), California AIDS Testing and Confidentiality Law, California Confidentiality of Medical Information (Cal. Civ. Code § 56 et. seq.), contract, tort, and property rights, breach of contract, breach of implied-in-fact contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, invasion of privacy, unfair competition, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress (whether intentional or negligent), breach of fiduciary duty, violation of public policy, or any other common law claim of any kind whatsoever; any claims for severance pay, sick leave, family leave, liability pay, overtime pay, vacation, life insurance, health insurance, continuation of health benefits, disability or medical insurance, or Executive’s 401(k) rights or any other fringe benefit or compensation, including but not limited to stock options; any claim for damages or declaratory or injunctive relief of any kind.  The Parties agree and acknowledge that the release contained in this Paragraph 4 does not apply to any vested rights Executive may have under any 401(k) Savings Plan with the Company.  Executive represents that at the time of the execution of this Agreement, he suffers from no work-related injuries and has no disability or medical condition as defined by the Family Medical Leave Act.  Executive represents that he has no workers’ compensation claims that he intends to bring against the Company.  Executive understands that nothing contained in this Agreement, including, but not limited to, this Paragraph 4, will be interpreted to prevent him from filing a charge with a governmental agency or participating in or cooperating with an investigation conducted by a governmental agency.  However, Executive agrees that he is waiving the right to monetary damages or other individual legal or equitable relief awarded as a result of any such proceeding.  Executive further acknowledges that he has been paid all wages, vacation, bonuses or other income owed to his and thus this release also releases the Company for all claims of unpaid wages, including unpaid overtime wages, related to his employment with the Company and subject to the terms specified in Paragraph 2 of this Agreement.

(b)  Mistakes in Fact; Voluntary Consent.  Executive expressly and knowingly acknowledges that, after the execution of this Agreement, Executive may discover facts different from or in addition to those that he now knows or believes to be true with respect to the claims released in this Agreement.  Nonetheless, this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts and Executive intends to fully, finally, and forever settle and release those claims released in this Agreement.  In furtherance of such intention, the release given in this Agreement shall be and remain in effect as a full and complete release of such claims, notwithstanding the discovery and existence of any additional or different claims and Executive assumes the risk of misrepresentations, concealments, or mistakes, and if Executive should subsequently discover that any fact relied upon in entering into this Agreement was untrue, that any fact was concealed, or that his understanding of the facts or law was incorrect, Executive shall not be entitled to set aside this Agreement or the settlement reflected in this Agreement or be entitled to recover any damages on that account.

(c)  Section 1542 of the California Civil Code.  Executive expressly waive any and all rights and benefits conferred upon Executive by Section 1542 of the California Civil Code, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d)  No Lawsuits.  Executive represents that he has not filed any claims, charges, complaints or actions against the Company or any Company Parties, or assigned to anyone any charges, complaints, claims or actions against the Company or any Company Parties.  Executive agrees to take any and all steps reasonably necessary to insure that no lawsuit arising out of any claim released herein shall ever be prosecuted by Executive or on his behalf in any forum, and hereby warrants and covenants that no such action has been filed or shall ever be filed or prosecuted.  Executive also agrees that if any claim released hereunder is prosecuted in his name before any court or administrative agency that he waives and agrees not to take any award or other damages from such suit to the extent permissible under applicable law.  Executive further agrees to cooperate fully with the Company in the event of a lawsuit or threat of lawsuit arising out of acts and events occurred during Executive’s employment with the Company, and the Company’s duty to indemnify Executive shall continue in accordance with the Indemnification Agreement previously executed by Company and Executive.

5.  Proprietary Information and Return of Company Property.  During the term of the Consulting Agreement, Executive agrees to continue to abide by the terms and provisions of the U.S. Auto Parts Network, Inc.’s Confidentiality Information and Invention Assignment Agreement, which he executed on May 22, 2006 and is attached hereto and incorporated by reference as Exhibit C to this Agreement.  Executive further agrees to immediately return all Company property in his possession, including but not limited to all materials, documents, photographs, handbooks, manuals, electronic records, files, laptop computer, blackberry, cellular telephones, keys and access cards, no later than two business days after his execution of this Agreement.

6.  Revocation Period.  Executive may revoke his release of claims, but only insofar as it extends to potential claims under the ADEA (the “ADEA claims”), by informing the Company of his intent to revoke this release within seven (7) calendar days following his execution of this Agreement.  Executive understands that any such revocation must be in writing and delivered by hand or by certified mail - return receipt requested - within the applicable period to Michael McClane, Chief Financial Officer, U.S. Auto Parts Network, Inc., at 17150 South Margay Avenue, Carson, California 90746.  Executive understands that if Executive exercises his right to revoke his ADEA claims, as specified in this Paragraph 6, then the Company will have no obligations under this Agreement to Executive or to others whose rights derive from the Executive, and the Company can seek enforcement of the remaining provisions of this Agreement.  Executive acknowledges and agrees he was initially provided with a copy of the Agreement on April 4, 2008.  Executive further acknowledges that the Agreement has been open for acceptance by the Executive and that he shall have twenty-one (21) calendar days to carefully review, understand, consider and evaluate the Agreement.  The Agreement shall not become effective or enforceable as against the Company until the seven (7) day revocation period identified above has expired.  Executive acknowledges that he has had the opportunity to consult with legal counsel of his choice regarding the releases contained herein and to consider whether to accept the Company’s offer and sign the Agreement.

7.  Remedies.  Executive understands and agrees that in the event he violates any provision of this Agreement, including the provisions set forth in Paragraphs 4 or 5, then:  (a) the Company shall have the right to apply for and receive an injunction to restrain any violation of this Agreement; (b) the Company shall have the right to immediately discontinue any enhanced benefits or Consideration provided to his under this Agreement; (c) Executive will be obligated to reimburse the Company its cost and expenses incurred in defending his lawsuit and enforcing this Agreement, including the Company’s court costs and reasonable attorneys fees; and (d) as an alternative to (c), at the Company’s option, Executive shall be obligated upon written demand by the Company, to repay the Company the cost of all but $500 of the enhanced benefits paid under this Agreement, including the Consideration.  Executive acknowledges and agrees that the covenants contained in this Paragraph 7 shall not affect the validity of this Agreement and shall not be deemed to be a penalty or forfeiture.  The remedies available to the Company pursuant to this Paragraph 7 are in addition to, and not in lieu of, any remedies which may be available under statutory and/or common law relating to trade secrets and the protection of the Company’s business interest generally

8.  Nonassignment.  Executive represents and warrants that he has not assigned or transferred any portion of any claim or rights he has or may have to any other person, firm, corporation or any other entity, and that no other person, firm, corporation, or other entity has any lien or interest in any such claim.

9.  Miscellaneous Provisions

(a)  Integration.  This Agreement constitutes a single, integrated written contract expressing the entire Agreement of the parties concerning the subject matter referred to in this Agreement.  No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any party to this Agreement, except as specifically set forth in this Agreement.  All prior and contemporaneous discussions, negotiations, and agreements have been and are merged and integrated into, and are superseded by, this Agreement.

(b)  Modifications.  No modification, amendment, or waiver of any of the provisions contained in this Agreement shall be binding upon the Parties to this Agreement unless made in writing and signed by both Parties.

(c)  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law and to carry out each provision herein to the greatest extent possible, but if any provision of this Agreement is held to be void, voidable, invalid, illegal or for any other reason unenforceable, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

(d)  Non-Reliance on Other Parties.  Except for statements expressly set forth in this Agreement, neither of the Parties has made any statement or representation to any other Party regarding a fact relied on by the other Party in entering into this Agreement, and no Party has relied on any statement, representation, or promise of any other party, or of any representative or attorney for any other Party, in executing this Agreement or in making the settlement provided for in this Agreement.

(e)  Negotiated Agreement.  The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties.  Accordingly, neither of the Parties shall be deemed to be the drafter of this Agreement.

(f)  Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the heirs, successors, and assigns of the Parties hereto and each of them.  In the case of the Company, this Agreement is intended to release and inure to the benefit of the Company and the Company Parties.

(g)  Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without taking into account conflict of law principles.

(h)  Counterparts.  This Agreement may be executed via facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the parties.

[SIGNATURES ON NEXT PAGE]

                                                                                                                                                                                      /s/ AA
                                    Initial Here

EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EXECUTIVE’S CHOICE, AND THAT EXECUTIVE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING THE COMPANY AND THE COMPANY PARTIES FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:

April 28, 2008	April 28, 2008

U.S. AUTO PARTS NETWORK, INC.	EXECUTIVE

By: /s/ MICHAEL McCLANE	By: /s/ ALEXANDER ADEGAN
Name: Michael McClane	Name: Alexander Adegan
Its: Chief Financial Officer	Address: **************

                                                                                                                                                                                                          /s/ AA
                        Initial Here

EXHIBIT A

Resignation

The undersigned, Alexander Adegan, hereby resigns from his position as the Chief Information Officer at U.S. Auto Parts Network, Inc. effective as of April 3, 2008.

/s/ ALEXANDER ADEGAN

Alexander Adegan

                                                                                                                                                                                                       /s/ AA
                          Initial Here

EXHIBIT B